UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2103 City West Blvd.,
4th Floor
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Awards Under the Bristow Group Inc. Fiscal Year 2014 Annual Incentive Compensation Plan. On June 4, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Bristow Group Inc. (the “Company”) approved the payment of bonuses to participants of the Bristow Group Inc. Fiscal Year 2014 Annual Incentive Compensation Plan (the “2014 Plan”) which was approved on June 6, 2013 as disclosed in our prior Form 8-K filed on June 11, 2013, in which certain key employees of the Company, including each of the executive officers listed below (the “Named Executive Officers”), are eligible to participate. The 2014 Plan provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain performance goals. Performance goals include Bristow Value Added (“BVA”), a financial performance measure customized for the Company to measure gross cash flow (after tax operating cash flow) less a charge for the capital employed, safety measures and a portion related to individual performance, all as defined in the 2014 Plan. The Compensation Committee also established on June 6, 2013 a minimum performance objective for officers of the Company set forth in the Supplement to the 2014 Plan (which was disclosed in our prior Form 8-K filed on June 11, 2013) of positive earnings before interest, taxes, depreciation and amortization for any fiscal quarter during fiscal year 2014 commencing with the fiscal quarter commencing July 1, 2013. If the minimum performance objective was not satisfied, the Named Executive Officers would not have been entitled to any award under the 2014 Plan. However, given that the minimum performance objective was satisfied as determined by the Compensation Committee on June 4, 2014, each Named Executive Officer was eligible to earn the applicable maximum award under the 2014 Plan, which was subsequently reduced at the discretion of the Compensation Committee based on Company performance relative to BVA and safety measures and individual performance. The amounts paid were derived after confirming satisfaction of the minimum performance objective and reviewing the performance goals in comparison to actual fiscal year 2014 results. The following are the amounts approved for each of the Named Executive Officers:

Name	Award Amount
William E. Chiles	$1,525,344
Jonathan E. Baliff	$432,553
K. Jeremy Akel	$357,123
Hilary S. Ware	$375,378

Awards Under the Bristow Group Inc. 2007 Long Term Incentive Plan. The Company has previously adopted the Bristow Group Inc. 2007 Long Term Incentive Plan (the “2007 Plan”), under which a maximum of 5,400,000 shares of Common Stock of the Company, or cash equivalents of Common Stock, were reserved for awards to directors, officers and key employees. Awards granted under the 2007 Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, cash awards or any combination thereof. On June 4, 2014, the Compensation Committee approved awards of stock options, restricted stock units and long term performance cash to each of the Named Executive Officers listed below under the 2007 Plan:

Name	Stock Options	Restricted Stock Units	Performance Cash (at target)
William E. Chiles	88,293	21,279	$1,583,334
Jonathan E. Baliff	60,374	14,550	$1,082,667
K. Jeremy Akel	24,491	5,902	$439,189
Hilary S. Ware	19,313	4,654	$346,331

The exercise price per share for the stock options is the closing price of our Common Stock on the date of grant thereof of June 4, 2014. Each of the stock options has a ten-year term starting on the grant date of June 4, 2014. The options will vest in annual installments of one-third each beginning on the first anniversary of the grant date. Restricted stock units will vest in full on the third anniversary of the grant date, subject to satisfaction of the minimum performance objective described below.

Performance cash awards allow the recipient to receive from 0% to 200% of the target amount shown above depending on how the Company’s total shareholder return (“TSR”) ranks among the companies included in the Simmons & Company Offshore Transportation Services group of companies over a three year performance period. The cash payout at the end of the three year performance period then can range from 50% to 200% of the target amount for TSR ranging from the 25th percentile to the 75th percentile, subject to satisfaction of the minimum performance objective described below.

The Compensation Committee established a minimum performance objective applicable to restricted stock units and long-term performance cash awards authorized on June 4, 2014. The minimum performance objective is positive earnings before interest, taxes, depreciation and amortization during any fiscal quarter beginning July 1, 2014 and ending prior to the vesting of the restricted stock units and on or prior to the end of the performance cycle applicable to such long term performance cash awards. If the minimum performance objective is not satisfied, the Named Executive Officers will forfeit the fiscal year 2015 grants of restricted stock units and long-term performance cash awards. If the minimum performance objective is satisfied, the Named Executive Officers will be eligible to earn the full restricted stock unit award subject to time-based vesting and will be eligible for the maximum award under the long term performance cash awards subject to reduction based on TSR, individual performance and the discretion of the Compensation Committee.

Each of the awards under the 2007 Plan is dependent on the Named Executive Officer’s continued employment with the Company, subject to the conditions and exceptions specified in the awards.

The foregoing description of stock options, restricted stock units and performance cash awards is qualified in its entirety by the Summaries of Term and Conditions of stock option, restricted stock unit, and performance cash awards attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Fiscal Year 2015 Annual Incentive Compensation Plan. On June 4, 2014, the Compensation Committee approved the Bristow Group Inc. Fiscal Year 2015 Annual Incentive Compensation Plan (the “2015 Plan”) in which certain key employees of the Company, including each of the Named Executive Officers listed below are eligible to participate. The 2015 Plan provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain performance goals. Performance goals include BVA, safety measures and a portion related to individual performance, all as defined in the 2015 Plan. The Compensation Committee also established a minimum performance objective for officers of the Company set forth in the Supplement to the 2015 Plan of positive earnings before interest, taxes, depreciation and amortization during any fiscal quarter during fiscal year 2015 commencing with the fiscal quarter beginning July 1, 2014. If the minimum performance objective is not satisfied, the Named Executive Officers will not be entitled to any award under the 2015 Plan. If the minimum performance objective is satisfied, each Named Executive Officer will be eligible to earn the applicable maximum award under the 2015 Plan, subject to reduction for the BVA and safety KPIs, individual performance and the discretion of the Compensation Committee. The following are the target and maximum participation levels expressed as a percentage of annual salary for each of the Named Executive Officers listed below:

Name	Target Level	Maximum
William E. Chiles (1)	100%	250%
Jonathan E. Baliff (2)	75% / 100%	187.5% / 250%
K. Jeremy Akel	75%	187.5%
Hilary S. Ware	65%	162.5%

(1)	Mr. Chiles will be eligible for a target bonus opportunity of 100% for fiscal year 2015 and a maximum bonus opportunity of 250% for fiscal year 2015, in each case prorated based on the period of fiscal year 2015 during which he serves as Chief Executive Officer.
(2)	Mr. Baliff will be eligible for a target bonus opportunity of 75% for fiscal year 2015 and a maximum bonus opportunity of 187.5% for fiscal year 2015, in each case prorated based on the period of fiscal year 2015 during which he serves as Senior Vice President and Chief Financial Officer. Mr. Baliff will be eligible for a target bonus opportunity of 100% for fiscal year 2015 and a maximum bonus opportunity of 250% for fiscal year 2015, in each case prorated based on the period of fiscal year 2015 during which he serves as President or President and Chief Executive Officer.

The foregoing description of the 2015 Plan and the Supplement thereto is qualified in its entirety by the 2015 Plan and the Supplement thereto, copies of which are attached hereto as Exhibits 10.4 and 10.5, respectively, and are incorporated herein by reference.

Increases in Base Salary. On June 4, 2014, but with effect from May 19, 2014, the Compensation Committee approved the following changes to base salaries for each of the Named Executive Officers:

	Prior Base Salary	New Base Salary (May 19, 2014)
Jonathan E. Baliff	$453,600	$700,000
K. Jeremy Akel	$388,960	$439,189
Hilary S. Ware	$388,960	$412,298

Severance Policy. On June 4, 2014, the Compensation Committee approved (i) the Company’s Management Severance Benefits Plan for U.S. Employees, effective as of June 4, 2014, and (ii) the Company’s Management Severance Benefits Plan for Non-U.S. Employees, effective as of June 4, 2014 (collectively, the “Severance Policy”). Any management incentive eligible employee whose employment is terminated without cause may be eligible to receive certain severance payments and benefits pursuant to the terms of the Severance Policy. The Severance Policy divides employees of the Company into five tiers with varying terms and benefits, including severance payments, bonus payments, vesting of awards under the 2007 Plan, payments following a change in control, provision of COBRA insurance coverage and payments for outplacement services, subject to a release of any claims against the Company and its affiliates by the employee. Upon a termination without cause that is not in connection with a change in control, the Severance Policy provides our Named Executive Officers with a pro-rated target annual bonus, cash severance equal to one times or two times the sum of the Named Executive Officer’s base salary and target annual bonus, accelerated vesting and payment of equity and cash incentive awards under the 2007 Plan, a cash amount equal to COBRA premiums for 18 months and outplacement services for 12 months. If a Named Executive Officer is terminated in connection with a change in control or within two years after a change in control, the Severance Policy provides for the same payments and benefits described in the foregoing sentence except that the cash severance is equal to three times the sum of such Named Executive Officer’s base salary and the highest annual bonus paid to such Named Executive Officer during the past three years. The foregoing description of the Severance Policy is qualified in its entirety by (i) the Company’s Management Severance Benefits Plan for U.S. Employees, effective as of June 4, 2014, and (ii) the Company’s Management Severance Benefits Plan for Non-U.S. Employees, effective as of June 4, 2014, copies of which are attached hereto as Exhibits 10.6 and 10.7, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Summary of Terms and Conditions of Nonqualified Stock Option Award

10.2	Summary of Terms and Conditions of Officer Restricted Stock Unit Award

10.3	Summary of Terms and Conditions of Officer Performance Cash Award

10.4	Bristow Group Inc. Fiscal Year 2015 Annual Incentive Compensation Plan

10.5	Supplement to Bristow Group Inc. Fiscal Year 2015 Annual Incentive Compensation Plan

10.6	Bristow Group Inc. Management Severance Benefits Plan for U.S. Employees

10.7	Bristow Group Inc. Management Severance Benefits Plan for Non-U.S. Employees

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2014

BRISTOW GROUP INC.
(Registrant)

By:	/s/ E. Chipman Earle
E. Chipman Earle
Senior Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Summary of Terms and Conditions of Nonqualified Stock Option Award

10.2	Summary of Terms and Conditions of Officer Restricted Stock Unit Award

10.3	Summary of Terms and Conditions of Officer Performance Cash Award

10.4	Bristow Group Inc. Fiscal Year 2015 Annual Incentive Compensation Plan

10.5	Supplement to Bristow Group Inc. Fiscal Year 2015 Annual Incentive Compensation Plan

10.6	Bristow Group Inc. Management Severance Benefits Plan for U.S. Employees

10.7	Bristow Group Inc. Management Severance Benefits Plan for Non-U.S. Employees